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                               HAYES RESPONDS TO FALSE STATEMENTS
                                  REGARDING KCPL MERGER OFFER

                        WESTERN RESOURCES/KCPL REMAINS "CLEAREST CHOICE" FOR
                          KCPL SHAREHOLDER, CUSTOMER AND EMPLOYEE BENEFITS


      TOPEKA, Kansas, April 26, 1996 -- Reiterating that a Western

Resources/KCPL merger is a financially superior offer for all involved,

Western Resources today responded to Kansas City Power & Light's misrepresentation of the Western Resources' merger offer.

      "It is unfortunate that KCPL's communications with shareholders and others have contained misleading statements about our proposal to merge with KCPL," said John E. Hayes, Jr., Western Resources chairman of the board and chief executive officer. "Their lack of understanding is confusing to their shareholders, their employees, and their customers. We are hopeful our correspondence today will clarify these issues so that shareholders are given factual information on which to make their assessment of the better merger."

      In his multi-page letter to Drue Jennings, KCPL chairman of the board, president, and chief executive officer, Hayes specifically addresses cost savings, better dividends for shareholders, better value for KCPL shareholders, rate reductions for customers, and the company's "no-layoff"

policy.

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      "The merger savings projection of over $1 billion is not only real and achievable, but was carefully developed and documented," said Hayes.

"When one considers that Western Resources is 41 percent larger by assets than UtiliCorp, that Western Resources and KCPL have over $2 billion of plant under common ownership, and adjoining and overlapping service territories, our savings are logically larger than UtiliCorp's estimate,"

said Hayes.

      With respect to shareholder dividends, Hayes said that Western

Resources has proposed a specific dividend policy to KCPL shareholders. The increase in dividends to KCPL shareholders is a simple function of the exchange ratio and is not related to the level of merger savings.

      "We are still puzzled by your reluctance to be open in sharing your dividend policy with shareholders," Hayes said.

      Addressing the issue of growth, Hayes said that Western Resources has been building market share and brand identity through thoughtful,

deliberate expansion in areas of strategic benefit, producing both near-

and long-term value.

      Hayes said that since the completion of the KGE merger in 1992,

Western Resources has delivered total returns to shareholders - through stock price appreciation and dividends - nearly 50 percent greater than has

UtiliCorp. Conversely, UtiliCorp's growth strategy has produced over $120 million in write-offs over that same period of time. UtiliCorp's energy-related business and

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other assets, totaling $1.79 billion, produced income from operations of

$29 million or a 1.6 percent return, according to UtiliCorp's 1995 Annual

Report.

      "Is this the kind of growth strategy you have in mind for KCPL's shareholders?" asked Hayes in his letter. "That you find Western 'lacks a well-articulated and defined long-term strategy' just does not square with the facts."

      Western Resources' proxy solicitation materials were filed Monday with the Securities and Exchange Commission (SEC) and will be mailed shortly to KCPL shareholders. Western Resources also has filed exchange offer materials with the SEC and will make its offer directly to shareholders of KCPL as soon as its registration statement has been declared effective by the SEC.

      On April 14, Western Resources offered to merge with KCPL in a tax-free transaction offering increased annual dividends for KCPL shareholders, a premium over market price for KCPL common shares, earnings improvement for Western Resources and KCPL shareholders, and lower rates for customers, all without any employee layoffs. The attached is a copy of the correspondence sent to KCPL today.

Western Resources (NYSE:WR) is a diversified energy company. Its utilities, KPL and KGE, operating in Kansas and Oklahoma, provide natural gas service to approximately 650,000 customers and electric service to approximately 600,000 customers. Through its subsidiaries, Westar Business Services, Westar Consumer Services, Westar Capital, and The Wing Group, energy-related products and services are developed and marketed in the continental U.S., and offshore. For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.

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                               April 26, 1996



Mr. A. Drue Jennings
Chairman & CEO
Kansas City Power & Light Company
1201 Walnut Street
Kansas City, MO  64141-9679

Dear Drue,

      Your communications with KCPL shareholders and others since Monday have contained misleading statements about Western Resources' proposal to merge with KCPL. For the benefit of the KCPL shareholders, I want to set the record straight. The combination of Western Resources and KCPL provides the clearest choice for KCPL shareholders, customers, and employees. Only through a Western Resources/KCPL merger will the following occur:

o     $28 per share in Western Resources' stock in a tax-free transaction

o a 25% increase in the common dividend based upon Western Resources' current price and indicated dividend of $2.06 per share

o a more thoughtful, innovative, and financially sound growth strategy than UtiliCorp

o     a 30% larger decrease in rates to KCPL customers

o     no layoffs of either KCPL or Western Resources employees

o     a stronger combined balance sheet

o     a longer-term commitment to the Kansas City community

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Merger Savings

      The merger savings projection of over $1 billion is not only real and achievable, but was carefully developed and documented. Our offer to walk you through the details of our work is still open.

      It is misleading for you to compare these savings numbers to the preliminary estimates you and I discussed last year. This earlier, informal look was but a cursory analysis and was intended only to determine whether the minimum level of savings required for the financial success of a no premium merger could be achieved. Our $1 billion savings estimate is supported by a detailed analysis conducted by management and assisted by Deloitte & Touche and is included in the Kansas Corporation Commission report filed on April 15, 1996. The report sets forth estimated merger savings consistent with those found by other management teams in nine recently announced merger transactions.

      When one considers that Western Resources is 41% larger (by assets) than UtiliCorp, that Western Resources and KCPL have over $2 billion of plant under common ownership and adjoining and overlapping service territories, our savings are logically larger than UtiliCorp's.

      Even more importantly, since we have not had your cooperation, many potential savings areas have not been quantified. As a result, our savings numbers may actually be greater.

Dividends

      We have proposed a specific dividend policy to your shareholders as set forth in our recent exchange offer filed with the Securities and Exchange Commission. The increase in dividends to the KCPL shareholders is a simple function of our exchange ratio and is not related to the level of merger savings. Furthermore, we are still puzzled by your reluctance to be open in sharing your dividend policy with your own shareholders.

Growth

      Western Resources has been building market share and brand identity through thoughtful, deliberate expansion in areas of strategic benefit to our business. These efforts are directed toward producing both near- and long-term value, which is exactly what we believe your shareholders look to you to do for them.

      We think returns to shareholders are an appropriate way to measure our growth versus UtiliCorp's. Since the completion of our KGE merger in 1992, Western Resources has delivered total returns to shareholders (through stock price appreciation and dividends) nearly 50% greater than has UtiliCorp. UtiliCorp's growth strategy has produced over $120 million in write-offs over the same period of time. Referring to page 54 of the 1995 UtiliCorp annual report to shareholders, UtiliCorp's energy-related business and other assets, totaling $1.79 billion, produced income from operations of $29 million or a 1.6% return. Is this the kind of growth strategy you have in mind for the KCPL shareholders? That you find Western to "lack a well-articulated and defined long-term strategy" just does not square with the facts.

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Benefits to Customers

      Our merger offer provides a 30% greater rate reduction for KCPL customers than in the UtiliCorp proposal. You speculate that we may have difficulty receiving regulatory approval for our merger plan. Why would the regulators reject a proposal from us that is better for customers in favor of the inferior deal proposed by UtiliCorp?

      Both the Western Resources merger and UtiliCorp deal make approximately one-third of the merger savings directly available to lower rates: $310 million from Western Resources contrasted with $225 million from UtiliCorp.

      Western Resources is a pro-competitive company. We are not threatened by a UtiliCorp/KCPL merger with little apparent business fit. We recognize that the lower our rates, the better competitor we can be. Our proposal sets KCPL rates 10% below the national average, at an even more competitive level than does UtiliCorp.

Employees

      Our experience with merging KGE and KPL strongly suggests that employees do not have to lose for shareholders and customers to win. While total payroll costs were reduced substantially following our 1992 merger with KGE, we were able to do this entirely without layoffs. Through attrition, controlled hiring, retraining, early retirements, and better management, we proved we could get the job done with lower costs, while treating our employees fairly. We make no apologies about reducing payroll costs to keep our prices low to our customers.

      However, unlike UtiliCorp, we are making a commitment that such reductions will not involve layoffs of either KCPL or Western Resources employees. We are in a growth stage and bring real opportunities to both KCPL and Western employees. It is surprising that, given KCPL's lack of experience in merging companies and your own recent reductions of personnel that this is even an issue.

Commitment to Kansas City

      We have been clear in our pledge to retain the KCPL headquarters in Kansas City, Missouri, and to relocate one of our rapidly growing subsidiaries to the Kansas City job market. As an illustration, following our merger with KGE, the KGE headquarters remains in Wichita with over 900 (and growing) Western employees, not significantly different from the level of employment before the merger.

      You characterized our superior offer as "ill-conceived" and a "last minute attempt to derail the formation of a formidable competitor." Your characterization simply defies logic in the face of our superior proposal. Not only is our offer better in terms of market price premium, higher dividends, sustainable and innovative growth, greater cost savings, larger rate reductions, greater commitments to the community, and stronger assurances to employees, you ignore the fact that we have had discussions with KCPL regarding a combination for the past several years. The purpose of our offer is clear -- to provide a better merger for all concerned.

                                    Sincerely,


                                    John E. Hayes, Jr.
                                    Chairman and Chief Executive Officer


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        SHARES OF KANSAS CITY POWER & LIGHT COMPANY ("KCPL")
  COMMON STOCK HELD BY WESTERN RESOURCES, INC. ("WESTERN RESOURCES"), ITS
     DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF WESTERN RESOURCES AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND KCPL

      Western Resources may solicit proxies against the KCPL/UtiliCorp United Inc. merger. The participants in this solicitation may include Western Resources, the directors of Western Resources (Frank J. Becker, Gene A. Budig, C.Q. Chandler, Thomas R. Clevenger, John C. Dicus, John E. Hayes, Jr., David H. Hughes, Russell W. Meyer, Jr., John H. Robinson, Louis
W. Smith, Susan M. Stanton, Kenneth J. Wagnon and David C. Wittig), and the following executive officers and employees of Western Resources or its subsidiaries: Steven L. Kitchen (E.V.P. and C.F.O.), Carl M. Koupal, Jr. (E.V.P. and CAO), John K. Rosenberg (E.V.P. and G.C.), Jerry D. Courington (Controller), James T. Clark (V.P.), William G. Eliason (V.P.), Thomas L. Grennan (V.P.), Richard M. Haden (E.V.P.), Norman E. Jackson (E.V.P.), James A. Martin (V.P.), Hans E. Mertens (V.P.), Carl A. Ricketts (V.P.), David E. Roth (V.P.), Mark A. Ruelle (V.P.), Edward H. Schaub (V.P.), Thomas E. Shea (Treasurer), Richard D. Terrill (Secretary), William B. Moore (President, KGE), Steven A. Millstein (President, Westar Consumer), Rita A. Sharpe (V.P., Westar Business), Kenneth T. Wymore

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(President, Westar Business), C. Bob Cline (President, Westar Capital),
Fred M. Bryan (President, KPL), Roderick S. Donovan (V.P., Westar Gas Marketing), Catherine A. Forbes, Hal L. Jensen, Lisa A. Walsh, Donald W. Bartling, Michael L. Faler, Clyde R. Hill, Leroy P. Wages, David R. Phelps, Wayne Kitchen, Glen A. Scott, Jr., Kelly B. Harrison, Marcus J. Ramirez, Anita J. Hunt, Ira W. McKee, Jr., Michael D. Clark (Controller,
Westar Business), Douglas J. Henry, Annette M. Beck, C.W. Underkofler, Carol E. Deason, James N. Wishart, Gregory M. Wright, Richard D. Kready, Michel' J. Philipp, Greg A. Greenwood, Carolyn A. Starkey, Bruce A. Akin, James J. Ludwig, Bruce R. Burns, Kelly D. Foley, Robin D. Brown, Rechell L. Smith, Shari L. Gentry, Gay V. Crawford, Susan K. Reese, Don W. Whitlock, Denise A Schumaker, Duane D. Goertz, Robert J. Knott and Judith A. Wilt.

      As of April 19, 1996, Western Resources had no security holdings in KCPL. Robert L. Rives, a person who will solicit proxies, is the beneficial owner of 500 shares of common stock, no par value, of KCPL (the "KCPL Common Stock"). Western Resources director Susan M. Stanton serves as co-trustee of two trusts, which beneficially own 7,900 shares of KCPL Common Stock. No trading activity has occurred with respect to any of such stock during the last two years. Western Resources director C.Q. Chandler is Chairman of the board of directors of INTRUST Financial Corporation. INTRUST Bank, a subsidiary of INTRUST Financial Corporation, holds in ten trust accounts an aggregate of 5,468 shares of KCPL Common Stock. Wayne Kitchen is the beneficial owner of 400 shares of KCPL Common Stock.

      Other than as set forth, herein, as of the date of this news release, neither Western Resources nor any of its directors, executive officers or other representatives or employees of Western Resources, or other persons known to Western Resources, who may solicit proxies has any security holdings in KCPL. Western Resources disclaims beneficial ownership of any securities of KCPL held by any pension plan of Western Resources or by any affiliate of Western Resources.

      Although Salomon Brothers Inc, financial advisors to Western Resources, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such Schedule 14A requires the disclosure of certain information concerning Salomon Brothers Inc, Gregg S. Polle (Managing Director), Arthur H. Tildesley, Jr. (Director), Terence G. Kawaja (Vice President) and Anthony R. Whittemore (Associate), in each case of Salomon Brothers Inc, may assist Western Resources in such a solicitation. Salomon Brothers Inc engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their business, Salomon Brothers Inc may

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trade securities of KCPL for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of April 19, 1996, Salomon Brothers Inc did not hold any securities of KCPL.

      Except as disclosed above, to the knowledge of Western Resources, none of Western Resources, the directors or executive officers of Western Resources or the employees or other representatives of Western Resources named above has any interest, direct or indirect, by security holdings or otherwise, in KCPL.

      A registration statement relating to the Western Resources securities referred to in this news release has been filed with the Securities and Exchange Commission but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.